UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

December 3, 2018
Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

On December 3, 2018, Cypress Semiconductor Corporation (the "Company"), entered into an amended and restated change of control severance agreement with the following named executive officers of the Company: Thad Trent, EVP, Finance and Administration and Chief Financial Officer; Sam Geha, EVP, Memory Products; Sudhir Gopalswamy, EVP, Microcontroller & Connectivity; and Pamela Tondreau, EVP, Chief Legal and Human Resources Officer (each, an "Amended and Restated Change of Control Severance Agreement"). The form of Amended and Restated Change of Control Severance Agreement is attached hereto as Exhibit 10.1.

The Amended and Restated Change of Control Severance Agreement makes the following material changes to the terms of each officer's existing change of control severance agreement (the form of which appeared as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed August 9, 2016):

•
The period within which the executive may be eligible to receive severance upon an involuntary termination, other than for cause, death, or disability, or upon a voluntary resignation for good reason (each, a "Qualifying Termination") was revised to be the period commencing three months before a change of control and ending twenty-four months following such change of control (the "Change of Control Period"). Previously the Change of Control Period ended twelve months following a change of control.

•
Upon a Qualifying Termination within the Change of Control Period, (a) the executive shall be entitled to receive the following severance benefits and payments: (i) a lump-sum severance payment (less applicable withholdings) equal to eighteen (18) months of the executive's annual base salary plus eighteen (18) months of the executive's annual target bonus, and (ii) an additional lump-sum payment (less applicable withholdings) equal to the product of (x) eighteen (18) multiplied by (y) the monthly premium that would be required for the first month of the executive's COBRA premium, calculated on the assumption that the premium includes coverage for the executive and the executive's spouse and/or dependents; (b) performance-vesting equity compensation awards will vest assuming attainment of the underlying performance targets at 100% (or at the greater of actual performance levels or 100% of target levels if such Qualifying Termination occurs following the completion of the relevant performance period but before the relevant vesting date), unless the terms of such performance-vesting awards provide for different severance acceleration terms; and (c) the term of the non-disparagement and non-solicitation restrictive covenants for each executive will be eighteen (18) months immediately following the date of termination of employment. Previously the references to eighteen (18) in this paragraph were references to fourteen (14) and acceleration of performance-vesting awards was at the target level.

•	For Mr. Trent and Ms. Tondreau only, the definition of "Good Reason" was amended to address potential reductions in their duties and responsibilities following a change of control.

•
Outside of the Change of Control Period, upon an involuntary termination, other than for cause, death, or disability, (a) the executive shall be entitled to receive the following severance benefits and payments: (i) a lump-sum severance payment (less applicable withholdings) equal to nine (9) months of the executive's annual base salary, and (ii) an additional lump-sum payment (less applicable withholdings) equal to the product of (x) nine (9) multiplied by (y) the monthly premium that would be required for the first month of the executive's COBRA premium, calculated on the same assumptions as above; and (b) the term of the non-disparagement and non-solicitation restrictive covenants for each executive will be nine (9) months immediately following the date of termination of employment. Previously the agreement did not address terminations outside the Change of Control Period.

Also on December 3, 2018, the Company entered into an Amended and Restated Employment Agreement with the Company's President and Chief Executive Officer, Hassane El-Khoury (the "Amended and Restated Employment Agreement"), attached hereto as Exhibit 10.2. The Amended and Restated Employment Agreement amends Mr. El-Khoury's prior employment agreement (which appeared as Exhibit 10.41 to the Company's Annual Report on Form 10-K, filed March 1, 2017) and offer letter (which appeared as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed August 12, 2016) to make the following material changes:

•
If Mr. El-Khoury's employment is terminated involuntarily by the Company, other than for "Cause," death, or disability, or by Mr. El-Khoury pursuant to a "Voluntary Termination for Good Reason" (as such terms are defined in the Amended and Restated Employment Agreement), performance-vesting equity compensation awards granted after the effective date of the Amended and Restated Employment Agreement will vest assuming attainment of the underlying performance targets at the 100% target level (or at the greater of actual performance levels or 100% of target levels if such termination occurs following the completion of the relevant performance period but before the relevant vesting date), unless the terms of such performance-vesting awards provide for different severance acceleration terms.

•
A "best pay" provision addressing "golden parachute" excise tax provisions under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), was added to the agreement pursuant to which any severance payment or other benefit payable to Mr. El-Khoury that constitutes a "parachute payment" within the meaning of Section 280G of the Code, shall be either: (i) delivered in full, or (ii) delivered as to such lesser extent that would result in no portion of such payment being subject to excise tax under Section 4999 of the Code. Mr. El-Khoury's employment agreement does not provide for any tax gross-up or other reimbursement payment in respect of "golden parachute" excise tax payments.

The descriptions above are qualified in their entirety by reference to the full texts of the form of Amended and Restated Change of Control Severance Agreement and the Amended and Restated Employment Agreement, which are filed as exhibits to this Current Report and are incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit	Description

10.1	Form of Amended and Restated Change of Control Severance Agreement
10.2	Amended and Restated Employment Agreement between the Company and Hassane El-Khoury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: December 3, 2018	By: /s/ Pamela Tondreau
Name:     Pamela Tondreau

Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Amended and Restated Change of Control Severance Agreement
10.2	Amended and Restated Employment Agreement between the Company and Hassane El-Khoury